HERITAGE AUCTIONS

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REF #: [***] **Invoice #** [***]

Date: 5/19/2026

2026 May 19 American Art Signature® Auction (8249)

Client #: [***] [***]

Bidder #: [***]

Terms: Special

Masterworks Gallery, LLC
as agent for Masterworks Cayman, SPC
1 World Trade Center
Fl 57
New York, NY 10007-0089

Ship To: Delaware Freeport Ruthar
315 Ruthar Dr
Newark, DE 19711

Direct Customer Service
Toll-Free: [***]

Lots: 1 Items: 1

Invoice Summary

	Hammer Price	Buyer Premium	Total
Sale Subtotal	**$200,000.00**	**$50,000.00**	**$250,000.00**
Invoice Total			**$250,000.00**
		Total Due	**$250,000.00**

Make all checks payable to Heritage Auctions and mail to:Attn: Accounts Receivable
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Please include the underlined information with your payment.
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HERITAGE AUCTIONS

Remittance Slip:

REF #:	[***]
Invoice #:	[***]
Amount Due:	$250,000.00
Due Date:	Special
Payment Amount:	

Client #: [***]

Masterworks Gallery, LLC
as agent for Masterworks
Cayman, SPC
1 World Trade Center
Fl 57
New York, NY 10007-
0089

Thank you for your participation

Run on Wednesday, May 27 2026 09:13 AM (???)

Heritage Auctions

2026 May 19 American Art Signature® Auction (8249)

Client: [***]
Masterworks Gallery, LLC

REF #: [***]
Invoice #: [***]
Bidder #: [***]

Lot #	Qty	Lot Description	Hammer Price	Buyer Premium	Total
+67037	1	(29.5 x 39.5) Ernie Barnes (American, 1938-2009) The	200,000.00	50,000.00	250,000.00
FREE		Complimentary copy of The Collector's Handbook	0.00	0.00	0.00
		Subtotal	$200,000.00	$50,000.00	$250,000.00

Sale Subtotal	200,000.00	
Buyer's Premium	50,000.00	
Invoice Total	**$250,000.00**	**$250,000.00**
Balance Due		**$250,000.00**

Failure to pick-up or arrange shipping within 35 days of auction shall subject each item to a lien and storage charge of a $100 administration fee plus $10 per diem for large items and $5 per diem for smaller items. After 90 days, Heritage may, in one of its auctions, sell the item to satisfy the lien amount plus its 10% commission.
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Your item(s) will be shipped (or released for third party shipping) after verification of good funds. There will be a 5 business day wait for checks Please allow 7-14 business days for shipping.

NEW For faster shipping send a bank wire: [***]
ABA #: [***] Account Name: [***] , Account #: [***] / SWIFT Code: [***] **Include with wire:** Originator to Beneficiary Information: Client #5629637, REF #8249-7517, Invoice #12197848
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I have read and agree to the Auction Terms and Conditions as they appear in the catalog.

Merchandise Received: X____
Notice: Title to the lots described above shall not pass to purchaser until the Invoice amount is paid in full.
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